UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2005

Province Healthcare Company

(Exact name of registrant as specified in its charter)

Delaware	001-31320	62-1710772
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of		Identification No.)
Incorporation)

105 Westwood Place	37027
Suite 400	(Zip Code)
Brentwood, Tennessee
(Address of Principal Executive Offices)

(615) 370-1377

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
Ex-99.1 Press Release
Ex-99.2 Press Release

Item 8.01 Other Events.

     On April 13, 2005, Province Healthcare Company (the “Company”) and LifePoint Hospitals, Inc. (“LifePoint Hospitals”) jointly issued a press release announcing that the exchange ratio in connection with LifePoint Hospitals’ proposed acquisition of the Company will be 0.2917. The exchange ratio equals the fraction of a share of common stock of Lakers Holding Corp. (“New LifePoint”) which, together with $11.375 in cash, will be exchanged for each share of Company common stock held by Company stockholders. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

     On April 13, 2005, the Company issued a press release announcing that, in connection with its cash tender offer and consent solicitation relating to its outstanding 7 1/2% Senior Subordinated Notes due 2013 (the “Notes”), the Company will pay $1,120.43 for each $1,000 principal amount of Notes purchased in the tender offer, plus accrued and unpaid interest up to, but not including, the date of payment for the Notes. A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

Item 9.01 Financial Statements and Exhibits.

     (a) Not Applicable

     (b) Not Applicable

     (c) Exhibits.

The exhibits listed below and in the accompanying Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
99.1	Press Release jointly issued on April 13, 2005, by Province Healthcare Company and LifePoint Hospitals, Inc.

99.2	Press Release issued on April 13, 2005, by Province Healthcare Company

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROVINCE HEALTHCARE COMPANY
By:	/s/ Howard T. Wall
Howard T. Wall
Senior Vice President, General Counsel and Secretary

Date: April 13, 2005

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release jointly issued on April 13, 2005, by Province Healthcare Company and LifePoint Hospitals, Inc.

99.2	Press Release issued on April 13, 2005, by Province Healthcare Company